EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 (Commission File No. 333-139298) of our report dated February 5, 2007, except for the fifth paragraph of Note 11 to which the date is June 20, 2007, relating to the consolidated financial statements of Bridgeline Software, Inc. (which report includes an explanatory paragraph regarding substantial doubt about the ability of Bridgeline Software, Inc. to continue as a going concern), our report dated February 5, 2007, relating to the financial statements of Objectware, Inc. and our report dated December 11, 2006, relating to the financial statements of New Tilt, Inc., all appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ UHY LLP
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Boston, Massachusetts
June 27, 2007